As filed with the Securities and Exchange Commission on June 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUTCHMED (China) Limited

(Exact Name of Registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong	Not applicable
Tel: +852 21218200	(Zip Code)

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

2026 Share Option Scheme

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

CHENG Chig Fung, Johnny	James C. Lin, Esq.
Acting Chief Executive Officer and Chief Financial Officer	Davis Polk & Wardwell
Level 18, The Metropolis Tower	The Hong Kong Club Building
10 Metropolis Drive, Hunghom, Kowloon, Hong Kong	3A Chater Road, Central, Hong Kong
Telephone: +852 2121 8200	Telephone: +852 2533 3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Registration of Additional Securities

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 43,616,756 Ordinary Shares under the 2026 Share Option Scheme. A total of 43,616,756 ordinary shares may be issued under the Registrant’s 2026 Share Option Scheme. These 43,616,756 additional Ordinary Shares are additional securities of the same class as other securities for which registration statements (File No. 333-212406, File No. 333-224391, and No. 333-240180) were filed with the Commission on July 6, 2016, April 23, 2018, and July 30, 2020, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a)	the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 6, 2016 (File No. 333-212406);

(b)	the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 23, 2018 (File No. 333-224391);

(c)	the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 30, 2020 (File No. 333-240180);

(d)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026; and

(e)	the description of the Registrant’s Ordinary Shares filed as exhibit 2.4 to its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F filed with the Commission on March 3, 2022).
4.2	Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on February 11, 2016).
4.3	Specimen American depositary receipt of the Registrant (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on March 4, 2016).

4.4	Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of American depositary receipts (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on March 4, 2016).
4.5	Form of Amendment No. 1 to the Deposit Agreement by and among the Registrant, the depositary and holders and beneficial owners of American depositary receipts (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (file no. 333-209930) filed with the SEC on May 29, 2019).
4.6*	2026 Share Option Scheme.
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.
23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered accounting firm, regarding the consolidated financial statements of HUTCHMED (China) Limited
23.3*	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent auditors, regarding the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited
24.1*	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)
107*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on June 9, 2026.

HUTCHMED (China) Limited

By:	/s/ CHENG Chig Fung, Johnny
Name:	CHENG Chig Fung, Johnny
Title:	Acting Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHENG Chig Fung, Johnny, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan ELDAR	Chairman of the Board of Directors	June 9, 2026
Dan ELDAR

/s/ Weiguo SU	Chief Executive Officer and Chief Scientific Officer, Director	June 9, 2026
Weiguo SU

/s/ CHENG Chig Fung, Johnny	Acting Chief Executive Officer and Chief Financial Officer, Director	June 9, 2026
CHENG Chig Fung, Johnny

/s/ Edith SHIH	Director	June 9, 2026
Edith SHIH

/s/ Ling YANG	Director	June 9, 2026
Ling YANG

/s/ Renu BHATIA	Director	June 9, 2026
Renu BHATIA

/s/ Chaohong HU	Director	June 9, 2026
Chaohong HU

/s/ TAN Shao Weng, Daniel	Director	June 9, 2026
TAN Shao Weng, Daniel

/s/ WONG Tak Wai	Director	June 9, 2026
WONG Tak Wai

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of HUTCHMED (China) Limited, has signed this registration statement or amendment thereto in New York, NY on June 9, 2026.

Cogency Global Inc.
(Authorized U.S. Representative)

By:	/s/ COLLEN A. DE VRIES
Name: Colleen A. De Vries
Title: Senior Vice-President